Exhibit 10.10.2

RESOLUTION A03-16

ACCESS ANYTIME BANCORP, INC.

A Delaware Corporation

(the “Company”)

AMENDMENT NO. 2
TO THE
ACCESS ANYTIME BANCORP, INC.
NON-EMPLOYEE DIRECTOR RETAINER PLAN

This Amendment No. 2 is made by Access Anytime Bancorp, Inc. (the “Company”) to be effective as of April 26, 2001.

WHEREAS, the Access Anytime Bancorp, Inc. Non-Employee Director Retainer Plan (the “Plan”) was approved by the Company’s shareholders on May 30, 1997, and became effective on that date; and

WHEREAS, Amendment No. 1 to the Plan, providing that non-employee directors of subsidiaries or affiliates may be participants in the Plan, was approved by the Company’s shareholders on April 26, 2001, and became effective on that date; and

WHEREAS, the Company reserves the right to amend the Plan pursuant to Section 6.4, including the right to make non-material amendments to the Plan that do not require approval of the Company’s shareholders; and

WHEREAS, the Company desires to amend the Plan to (1) give the option to non-employee directors of an Approved Subsidiary to elect not to participate in the Plan and therefore receive all of their Compensation in cash, and (2) clarify that the Plan does not award fractional Stock Units.

NOW THEREFORE, the Company hereby amends the Plan as follows:

1.                                       Section 1.3(i) of the Plan (added by Amendment No. 1) shall be modified to read as follows:

1.3(i) “Approved Subsidiary” means any affiliate or subsidiary of the Company (a) which the Company’s Board of Directors may from time to time determine to bring under the Plan, and (b) whose own board of directors may also approve the Plan, but provide that each of their non-employee directors may irrevocably elect prior to the beginning of each Plan year, but no later than the November 30 preceding the beginning of a Plan Year, to not participate in the Plan and continue to receive all of their Compensation in cash.

2.                                       Section 4.1 of the Plan shall be modified by deleting and replacing the sentence “Fractional amounts shall be rounded to the nearest ten thousand shares” with the following sentence:

2

“Fractional amounts shall be rounded to the nearest share; i.e. amounts less than 0.5 shall be rounded down and amounts greater than or equal to 0.5 shall be rounded up to the nearest share.”

IN WITNESS WHEREOF, Access Anytime Bancorp, Inc. has caused this Amendment No. 2 to the Non-Employee Director Plan to be executed by an authorized officer on May 22, 2003 to be effective as of April 26, 2001.

(seal)

/s/ Kathy Allenberg	/s/ Norman R. Corzine
Kathy Allenberg	Norman R. Corzine
Corporate Secretary	Chairman of the Board and
Chief Executive Officer